UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A/A
Amendment No. 4
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ADVOCAT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	62-1559667

(State of Incorporation	(I.R.S. Employer
or Organization)	Identification Number)

1621 Galleria Boulevard, Brentwood, TN	37027

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of Each Exchange on which
to be so registered	each class is to be registered

Preferred Stock Purchase Rights	The NASDAQ Stock Market, LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1.	Description of Registrant’s Securities to be Registered.
     Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by Advocat Inc. (the “Company”) on March 29, 1995, as amended by that certain Form 8-A/A filed by the Company on December 7, 1998, and further amended by that certain 8-A/A filed by the Company on March 24, 2005 (the “Form 8-A”). The Form 8-A relates to the preferred share purchase rights (the “Rights”) of the Company and the Amended and Restated Rights Agreement dated as of December 7, 1998 (the “Rights Agreement”) as amended on March 19, 2005, by and between the Company and SunTrust Bank, as Rights Agent, incorporated herein by reference as indicated on Exhibit 1 and Exhibit 2. The Form 8-A is incorporated herein by reference.
     The Company entered into an amendment to the Rights Agreement, dated as of August 15, 2008 (the “Second Amendment”), a copy of which is attached hereto as Exhibit 3. In the Second Amendment, the Company has increased the Exercise Price of the Rights under the Rights Agreement to $50, has extended the Expiration Date of the Rights under the Rights Agreement to August 2, 2018, and has added a share exchange feature that provides the Company’s Board of Directors with the option of exchanging, in whole or in part, each Right (other than those of a hostile acquiring holder) for one share of the Company’s common stock.
     The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to the attached exhibits.

Item 2.	Exhibits
Exhibit 1.      Amended and Restated Rights Agreement, dated as of December 7, 1998, between Advocat Inc. and SunTrust Bank, filed with the Company’s Registration Statement on Form 8-A/A filed on December 7, 1998, and incorporated herein by reference.
Exhibit 2.      Amendment No. 1 to the Amended and Restated Rights Agreement, dated March 19, 2005, by and between Advocat Inc. and SunTrust Bank, as Rights Agent, filed with the Company’s Registration Statement on Form 8-A/A filed on March 24, 2005, and incorporated herein by reference.
Exhibit 3.      Second Amendment to the Amended and Restated Rights Agreement, dated August 15, 2008, by and between Advocat Inc. and ComputerShare Trust Company, N.A., as successor to SunTrust Bank, as Rights Agent.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle, J.
L. Glynn Riddle, Jr.
Chief Financial Officer

Date: August 18, 2008

EXHIBIT INDEX

Number	Exhibit
1
Amended and Restated Rights Agreement, dated as of December 7, 1998, between Advocat, Inc. and SunTrust Bank, filed with the Company’s Registration Statement on Form 8-A/A filed on December 7, 1998, and incorporated herein by reference.

2
Amendment No. 1 to Amended and Restated Rights Agreement, dated March 19, 2005, by and between Advocat, Inc. and SunTrust Bank, as Rights Agent, filed with the Company’s Registration Statement on Form 8-A/A filed on March 24, 2005, and incorporated herein by reference.

3	Second Amendment to Amended and Restated Rights Agreement, dated August 15, 2008, by and between Advocat, Inc. and ComputerShare Trust Company, N.A., as successor to SunTrust Bank, as Rights Agent.